Exhibit 5.1

                            KOFFLER ROSE & CHONOLES LLP
                                437 Madison AVenue
                              New York, New Yook 10022

                                  June 7, 2001

Danielson Holding Corporation
737 Third Avenue
New York, NY  10017

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for Danielson Holding Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement (the "Registration Statement") on Form S-3 filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, for registration of 819,700 shares of the Company's common stock (the "Shares") to be offered and sold from time to time as described in the prospectus included in the Registration Statement by the selling stockholders named therein.

     As such counsel, we have examined and are familiar with the Restated Certificate of Incorporation and By-laws of the Company (each as amended to date) and the Registration Statement. In addition, we have made such investigations of law and have examined such certificates of public officials and officers of the Company and such other documents and records as we have considered necessary for purposes of this opinion.

     We have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity to original documents submitted to us as certified or photostatic copies. We have also relied upon the accuracy of the aforementioned certificates of public officials and, as to matters of fact, of officers of the Company. We have also relied on Company records and have assumed the accuracy and completeness thereof.

     We express no opinion as to the laws of any jurisdiction other than those of the United States of America and the General Corporation Law of the State of Delaware.

     Based upon the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.

     The opinion expressed herein has been rendered at your request in connection with the filing of the Registration Statement with the Commission and may not be relied upon by you in any other manner or for any other purpose and may not be communicated or published by you to any other person for any purpose without our prior written approval in each instance. We do not assume any continuing obligation or responsibility to advise you of any changes in law, or any change of circumstances of which we become aware, which may affect any of the opinions or statements contained herein as of the date hereof or to update, revise or supplement any such opinion or statement herein for any reason whatsoever.


                                   Very truly yours,


                                   /s/ Koffler Rose & Chonoles LLP